                                                                    Exhibit 10.5


--------------------------------------------------------------------------------


                          AMBAC ASSURANCE CORPORATION,
                                 as Note Insurer


                         CAPITAL ONE AUTO FINANCE, INC.,
                                   as Servicer


                         CAPITAL ONE AUTO FINANCE, INC.,
                                  as Transferor


                       CAPITAL ONE AUTO RECEIVABLES, LLC,
                                    as Seller


                     CAPITAL ONE AUTO FINANCE TRUST 2003-A,
                                    as Issuer


                                       and


                              JPMORGAN CHASE BANK,
                              as Indenture Trustee


                               INSURANCE AGREEMENT

                                 $1,125,000,000
                      Capital One Auto Finance Trust 2003-A
                        Asset Backed Notes, Series 2003-A
                        Class A-1 Notes, Class A-2 Notes,
                      Class A-3-A Notes, Class A-3-B Notes,
                     Class A-4-A Notes and Class A-4-B Notes

                            Dated as of June 3, 2003


--------------------------------------------------------------------------------

                               Table of Contents
                               -----------------

                                                                                 Page
                                                                                 ----
I    DEFINITIONS ...............................................................    1

II   REPRESENTATIONS, WARRANTIES AND COVENANTS .................................    9

     Section 2.01. Representation and Warranties of the COAF Companies .........    9
     Section 2.02. Affirmative Covenants of the COAF Companies .................   13
     Section 2.03. Negative Covenants of the COAF Companies ....................   18
     Section 2.04. Representation and Covenants of Indenture Trustee ...........   18
     Section 2.05. Representations, Warranties and Covenants of the Issuer .....   19
     Section 2.06. Representations and Warranties of Ambac .....................   19
     Section 2.07. Covenant of Note Insurer ....................................   20

III  THE POLICIES; REIMBURSEMENT ...............................................   21

     Section 3.01. Issuance of the Policies ....................................   21
     Section 3.02. Payment of Fees and Premium .................................   24
     Section 3.03. Reimbursement and Additional Payment Obligation .............   24
     Section 3.04. Indemnification; Limitation of Liability ....................   26
     Section 3.05. Payment Procedure ...........................................   29
     Section 3.06. Subrogation ........................................... .....   29
     Section 3.07. Reimbursement ...............................................   29

IV   FURTHER AGREEMENTS ........................................................   29

     Section 4.01. Effective Date; Term of the Insurance Agreement .............   29
     Section 4.02. Further Assurances and Corrective Instruments ...............   30
     Section 4.03. Obligations Absolute ........................................   30
     Section 4.04. Assignments; Reinsurance; Third-party Rights ................   31
     Section 4.05. Liability of the Note Insurer ...............................   32
     Section 4.06. No Proceedings ..............................................   32
     Section 4.07. Parties To Join in Enforcement Action .......................   32

V    DEFAULTS; REMEDIES ........................................................   34

     Section 5.01. Defaults ....................................................   34
     Section 5.02. Remedies; No Remedy Exclusive ...............................   34
     Section 5.03. Waivers .....................................................   35

VI   MISCELLANEOUS .............................................................   36

     Section 6.01. Amendments, Etc .............................................   36
     Section 6.02. Notices .....................................................   36
     Section 6.03. Severability ................................................   38
     Section 6.04. Governing Law ...............................................   38

                                Table of Contents
                                -----------------
                                   (continued)

                                                                                 Page
                                                                                 ----
Section 6.05.      Consent to Jurisdiction .....................................   38
Section 6.06.      Consent of the Note Insurer .................................   39
Section 6.07.      Counterparts ................................................   39
Section 6.08.      Headings ....................................................   39
Section 6.09.      Trial by Jury Waived ........................................   39
Section 6.10.      Limited Liability ...........................................   39
Section 6.11.      Entire Agreement ............................................   40
Section 6.12.      Limitation of Liability .....................................   40

                               INSURANCE AGREEMENT

       This INSURANCE AGREEMENT (this "Insurance Agreement") is dated as of June 3, 2003 by and among AMBAC ASSURANCE CORPORATION (the "Note Insurer"), CAPITAL ONE AUTO FINANCE, INC., in its individual capacity and as the Servicer (the "Servicer"), CAPITAL ONE AUTO FINANCE, INC., as Transferor (the "Transferor"), CAPITAL ONE AUTO RECEIVABLES, LLC, as Seller (the "Seller"), CAPITAL ONE AUTO FINANCE TRUST 2003-A, as Issuer (the "Issuer") and JPMORGAN CHASE BANK in its capacity as indenture trustee (the "Indenture Trustee").

       WHEREAS, the Indenture Trustee is authenticating $1,125,000,000 principal amount of the Capital One Auto Finance Trust 2003-A, Asset Backed Notes, Series 2003-A, Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes and Class A-4-B Notes, pursuant to an Indenture as more specifically defined below. The Notes will be secured by the Trust Property as defined in the Indenture;

       WHEREAS, the Issuer, Seller, Transferor and Servicer have requested that the Note Insurer issue its Note Guaranty Insurance Policy (the "Note Policy") to guarantee payment of Insured Payments (as defined in Note Policy) with respect to the Class A Notes, upon such terms and conditions as were mutually agreed upon by the parties and subject to the terms and conditions of the Note Policy and has asked the Note Insurer to issue an Interest Rate Swap Policy (the "Swap Policy") and together with the Note Policy, the "Policies") and the Note Insurer has agreed to insure certain amounts which may be due from the Owner Trustee on behalf of Capital One Auto Finance Trust 2003-A (the "Issuer") to the Swap Provider under the Swap Agreement;

       WHEREAS, the parties hereto desire to specify the conditions precedent to the issuance of the Policies by the Note Insurer, the indemnity and reimbursement to be provided by the Transferor and the Servicer in respect of amounts paid by the Note Insurer under the Policies and to provide for certain other matters;

       WHEREAS, the Note Insurer shall be paid an insurance premium pursuant to the Indenture, and the details of such premium are set forth herein; and

       WHEREAS, each COAF Company (as defined below) has undertaken certain obligations in consideration for the Note Insurer's issuance of the Policies;

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                        I

                                   DEFINITIONS

       The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in the Transaction Documents (as defined below). All words used herein shall be construed to be of such gender or number as the circumstances require. This "Insurance Agreement" shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereto," "hereinabove" and "hereinbelow," and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

           "Accelerated Reserve Fund Event" means:

       (i) the occurrence of one or both of the following events:

           (a) as of the Determination Date with respect to any Collection Period, the average of the Delinquency Ratios for such Collection Period and the two Collection Periods immediately preceding such Collection Period is greater than the level specified for such month in the following table:

           -------------------------- ---------------------------
           Months after Closing                 Delinquency Ratio
           -------------------------- ---------------------------
           1 to 4                               4.50%
           -------------------------- ---------------------------
           5 to 7                               6.00%
           -------------------------- ---------------------------
           8 to 16                              5.50%
           -------------------------- ---------------------------
           17 to 19                             7.00%
           -------------------------- ---------------------------
           20 to 28                             6.50%
           -------------------------- ---------------------------
           29 to 31                             8.00%
           -------------------------- ---------------------------
           32 to 37                             7.50%
           -------------------------- ---------------------------
           38 and thereafter                    8.50%
           -------------------------- ---------------------------

           provided, that an Accelerated Reserve Fund Event occurring under this clause (a) shall be deemed to have been cured if, as of the Determination Date with respect to each of any three (3) consecutive Collection Periods following the occurrence of an Accelerated Reserve Fund Event pursuant to this clause, the average of the Delinquency Ratios for such Collection Periods is less than the percentage specified above for the applicable Collection Period; or

           (b) as of the Determination Date in any month prior to and including the applicable month set forth in the table below, the Cumulative Net Charge-Off Ratio exceeds the level specified for such month in such table:

           -------------------------- -----------------------
                                          Cumulative Net
           Month After Closing           Charge-Off Ratio
           -------------------------- -----------------------
           1 to 3                        Not Applicable
           -------------------------- -----------------------
           4 to 6                        3.125%
           -------------------------- -----------------------
           7 to 9                        4.625%
           -------------------------- -----------------------
           10 to 12                      6.500%
           -------------------------- -----------------------
           13 to 15                      8.250%
           -------------------------- -----------------------
           16 to 18                      9.875%
           -------------------------- -----------------------
           19 to 21                      11.125%
           -------------------------- -----------------------
           22 to 24                      12.125%
           -------------------------- -----------------------
           25 to 26                      13.125%
           -------------------------- -----------------------
           27 to 29                      13.875%
           -------------------------- -----------------------
           30 and thereafter             14.500%
           -------------------------- -----------------------

           (ii) the occurrence or continuation of an Event of Default which has not been waived or cured.

           "Business Day" means any day other than (a) a Saturday or a Sunday; or (b) a day on which commercial banking or federal institutions in New York, New York, Falls Church, Virginia, Plano, Texas, or in the city in which the principal trust office of the Indenture Trustee or the principal office of the
Note Insurer, is located are authorized or obligated by law or executive order to close.

           "Capital One Information" means the information included in the Prospectus, but excluding the Note Insurer Information and the Underwriter Information.

           "Class A Notes" means the Capital One Auto Finance Trust 2003-A, Asset Backed Notes, Series 2003-A, designated as Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes and Class A-4-B Notes issued in accordance with the provisions of the Indenture.

          "COAF" means Capital One Auto Finance, Inc., a Texas corporation, and its successors and assigns.

          "COAF Company" means each of the Servicer, the Transferor and the Seller.

          "Commission" means the Securities and Exchange Commission.

          "Cumulative Net Charge-Off Ratio" means, as of any Determination Date, the ratio of (i) the Aggregate Receivable Balance of Receivables that became Defaulted Receivables plus all the Cram Down Losses which occurred during the period from the initial Cutoff Date through the end of the related Collection Period reduced by the amount of Defaulted Receivable Recoveries received during such period which are applied to principal of the Defaulted Receivables to (ii) the sum of (A) the initial Aggregate Receivable Balance of the Initial Receivables plus (B) the initial Aggregate Receivable Balance of the Subsequent Receivables as of their respective Cutoff Dates.

          "Date of Issuance" means the date on which each Policy is issued as specified therein.

          "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

          "Delinquency Ratio" means, as of a Determination Date, the ratio of
(i) the Aggregate Receivable Balance of Receivables that were Delinquent Receivables at the end of the related Collection Period to (ii) the Aggregate Receivable Balance of all Receivables as of the first day of such related Collection Period.

          "Event of Default" means any event of default specified in Section
5.01 of this Insurance Agreement.

          "Fee Letter" means the fee letter dated as of June 3, 2003, from the
Note Insurer to the Owner Trustee, the Servicer, and the Indenture Trustee.

          "Financial Statements" means, with respect to COAF, the balance sheets and the statements of income, retained earnings and cash flows for the 12-month period then ended and the notes thereto which have been provided to the Note Insurer.

          "Indemnification Agreement" means that certain Indemnification Agreement dated as of June 3, 2003, by and among the Note Insurer, and Deutsche Bank Securities Inc. and Lehman Brothers Inc. as Representatives of the several Underwriters (as defined therein).

          "Indenture" means that certain Indenture dated as of June 3, 2003, between the Issuer and the Indenture Trustee.

          "Insurance Agreement Event of Default" means any of the following:

          (a) any failure (i) to observe or perform any covenant or obligation of the Owner Trustee, the Transferor, the Seller, the Issuer or the Servicer set forth herein, or in the Indenture, the Servicing Agreement, the Contribution Agreement or the Transfer and Assignment Agreement which has not been cured within thirty (30) days from the date of receipt by the Owner Trustee, the Transferor, the Seller, the Issuer or the Servicer, as the case may be, of written notice from the Indenture Trustee or the Note Insurer of such breach or default, or (ii) of any Person to deposit into the Collection Account, the Revenue Fund or the Reserve Fund all amounts required to be deposited therein by the required deposit date;

          (b) any representation, warranty or statement of the Indenture Trustee, the Servicer, the Owner Trustee, the Transferor, the Issuer or the Seller (other than representations and warranties under Section 3.02(b) of the Transfer and Assignment Agreement and the Contribution Agreement) contained herein or in the Indenture or in the Servicing Agreement, the Contribution Agreement, the Transfer and Assignment Agreement or in any report, document or certificate delivered pursuant to the foregoing agreements shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within thirty (30) days after written notice thereof shall have been given to the Trustee and the defaulting party (if not the Indenture Trustee) by the Servicer, the Note Insurer, the Indenture Trustee or by Noteholders constituting Noteholder Approval, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured or waived by the Note Insurer;

          (c) the cessation of a valid perfected first priority security interest in the Receivables or the Accounts in favor of the Indenture Trustee which is not cured within three (3) days of receipt of notice thereof;

          (d) a payment default by the Issuer, the Servicer or any Affiliate of the Servicer in any agreement to which any such Person is a party and under which any Indebtedness owing by such Person having a principal amount greater than $50,000,000 was created or is governed;

          (e) as of the Determination Date with respect to each Collection Period, the three month average of the Delinquency Ratios for such Collection Period and the two Collection Periods immediately preceding such Collection Period is greater than the level specified for such month in such table:

          -------------------------- --------------------------
          Months after Closing       Delinquency Ratio
          -------------------------- --------------------------
          1 to 4                     5.50%
          -------------------------- --------------------------
          5 to 7                     7.00%
          -------------------------- --------------------------
          8 to 16                    6.50%
          -------------------------- --------------------------

          ------------------------- ----------------------
          17 to 19                  8.00%
          ------------------------- ----------------------
          20 to 28                  7.50%
          ------------------------- ----------------------
          29 to 31                  9.00%
          ------------------------- ----------------------
          32 to 37                  8.50%
          ------------------------- ----------------------
          38 and Thereafter         9.50%
          ------------------------- ----------------------

          provided, that an Insurance Agreement Event of Default occurring under this clause (e) shall be deemed to have been cured if, as of the Determination Date with respect to each of any three (3) consecutive Collection Periods following the occurrence of an Insurance Agreement Event of Default pursuant to this clause (e), the average of the Delinquency Ratios for such Collection Periods is less than the percentage above for the applicable Collection Period;

          (f) a draw is made on the Note Policy;

          (g) (i) a final judgment for the payment of money in excess of $50,000,000 shall have been rendered against the Transferor or any Affiliate of the Transferor by a court of competent jurisdiction and the Transferor or such Affiliate shall not have either: (1) discharged or provided for the discharge of such judgment in accordance with its terms, or (2) perfected a timely appeal of such judgment and caused the execution thereof to be stayed (by supersedeas or otherwise) during the pendency of such appeal or (ii) the Transferor or such Affiliate shall have made payments of amounts in excess of $50,000,000 in settlement of any litigation;

          (h) as of the Determination Date in any month prior to and including the applicable month set forth in the table below, the Cumulative Net Charge-Off Ratio exceeds the level specified for such month in such table:

          -------------------------------- ----------------------------
               Months After Closing                Cumulative Net
                                                  Charge-Off Ratio
          -------------------------------- ----------------------------
                      1 to 6                      Not Applicable
          -------------------------------- ----------------------------
                      7 to 9                          5.250%
          -------------------------------- ----------------------------
                     10 to 12                         7.375%
          -------------------------------- ----------------------------
                     13 to 15                         9.500%
          -------------------------------- ----------------------------
                     16 to 18                         11.500%
          -------------------------------- ----------------------------

          -------------------------------- ----------------------------
               Months After Closing                Cumulative Net
                                                  Charge-Off Ratio
          -------------------------------- ----------------------------
                    19 to 21                         12.875%
          ------------------------------- ----------------------------
                    22 to 24                         13.625%
          ------------------------------- ----------------------------
                    25 to 26                         14.500%
          ------------------------------- ----------------------------
                    27 to 30                         15.250%
          ------------------------------- ----------------------------
                31 and Thereafter                    16.000%
          ------------------------------- ----------------------------

          (i) except as permitted by the Servicing Agreement, any assignment by the Servicer of its rights and obligations under the Servicing Agreement or any attempt to make such an assignment;

          (j) failure to make any payment with respect to the Class A Notes pursuant to Section 5.05(c) of the Indenture, which continues unpaid for a period of three (3) Business Days;

          (k) Capital One Financial Corporation or one of its subsidiaries shall cease to own at least 51% of the voting stock of COAF without the prior written consent of the Note Insurer;

          (l) the occurrence of an Event of Servicing Default or Event of Default under the Indenture; or

          (m) any Event of Default or Termination Event (as defined in the Swap Agreement) occurs under the Swap Agreement.

          "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

          "Issuer" means Capital One Auto Finance Trust 2003-A.

          "Late Payment Rate" means the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Late Payment Rate shall be computed on the basis of a year of 365 days calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

          "Material Adverse Change" means, with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations or assets of the Issuer (considered separately) or the Issuer, the Seller, the Servicer and the Transferor (taken as a whole), (b) the ability of any COAF Company to perform its obligations under any Transaction Document to which it is a party, (c) the validity, enforceability of, or collectibility of, amounts payable by any COAF Company when due under any Transaction Document to which it is a party, (d) the status, existence, perfection or priority of the interest of the Issuer or of the Indenture Trustee in the Trust Estate, or (e) the ability of the Note Insurer to monitor the performance of the Receivables and compliance of the COAF Companies with the Transaction Documents unless such impediment results from an action or omission on the part of the Note Insurer.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Note Insurer.

         "Note Insurer Information" means the information relating to the Note Insurer in the Prospectus Supplement as of the date thereof under the heading "The Note Guaranty Insurance Policy and the Note Insurer" and the financial statements of the Note Insurer incorporated by reference into the Prospectus Supplement.

         "Notes" means the $1,125,000,000 Capital One Auto Finance Trust 2003-A, Asset Backed Notes, Series 2003-A, Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes and Class A-4-B Notes.

         "Owners" means registered holders of Class A Notes.

         "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, limited liability company, business or owner trust, partnership or other organization or entity (whether governmental or private).

         "Premium" means the premium payable in accordance with Section 3.02 of this Insurance Agreement.

         "Prospectus" means, collectively, (i) the Preliminary Prospectus Supplement dated May 14, 2003 to the Prospectus dated May 14, 2003 and (ii) the Final Prospectus Supplement dated May 16, 2003 to the Prospectus dated May 14, 2003, each relating to the sale of the Class A Notes on the Closing Date.

         "Representative" means Deutsche Bank Securities Inc., as representative for the Underwriters.

         "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "S&P" means Standard & Poor's Ratings Services, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Note Insurer.

         "Swap Agreement" means the ISDA Master Agreement dated as of June 3, 2003 between the Issuer, and the Swap Provider, the Schedule thereto and the Confirmations bearing Reference Nos. 348334 and 348349 dated June 3, 2003.

         "Swap Policy" means the Interest Rate Swap Insurance Policy No. SW0127BE issued by Ambac, which guarantees certain payments due under the Swap Agreement.

         "Swap Provider" means Lehman Brothers Special Financing Inc. and its permitted successors and assigns.

         "Term of the Insurance Agreement" shall be determined as provided in
Section 4.01 of this Insurance Agreement.

         "Transaction" means the transactions contemplated by the Transaction Documents including the transactions described in the Prospectus.

         "Transaction Documents" means this Insurance Agreement, the Indemnification Agreement, the Prospectus, the Indenture, the Swap Agreement, the Transfer and Assignment Agreement, the Contribution Agreement, the Servicing Agreement, the Limited Guaranty, the Underwriting Agreement, the Trust Agreement, and the Notes.

         "Underwriter Information" means the information furnished by the Underwriters in writing expressly for use in the Prospectus and included in the second paragraph (regarding concessions and discounts) and the first sentence of the ninth paragraph (regarding market making) under the caption "Underwriting" in the Prospectus Supplement.

         "Underwriting Agreement" has the meaning assigned thereto in the Indenture.

                                       II

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 2.01. Representation and Warranties of the COAF Companies. As of the date hereof and as of the Date of Issuance, each COAF Company represents, warrants and covenants, each as to those matters relating to itself, as follows:

         (a) Due Organization and Qualification. Each COAF Company is either a corporation or a limited liability company and is duly organized, validly existing and in good standing under the laws of its respective jurisdiction. Each COAF Company is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Prospectus and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

         (b) Power and Authority. Each COAF Company has all necessary corporate or other power and authority to conduct its business as currently conducted, and, as described in the Prospectus and to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

         (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by each COAF Company has been duly authorized by all necessary corporate and other action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or any partners or stockholders, which have not previously been obtained or given by such COAF Company.

         (d) Noncontravention. Neither the execution and delivery of the Transaction Documents by any COAF Company, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents:

             (i) conflicts with or results in any breach or violation of any provision of the certificate of incorporation or bylaws or other organizational document of any COAF Company or any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to any COAF Company or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over any COAF Company;

             (ii) constitutes a default by any COAF Company under or a breach of any provision of any material loan agreement, mortgage, indenture or other agreement or instrument to which any COAF Company is a party or by which any of their respective properties, which are individually or in the aggregate material to any COAF Company, is or may be bound or affected; or

             (iii) results in or requires the creation of any lien upon or in respect of any assets of any COAF Company (other than the liens created under the Transaction Documents).

         (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting any COAF Company or any of its or their subsidiaries, or any properties or rights of any COAF Company or any of its or their subsidiaries, pending or, to any COAF Company's knowledge after reasonable inquiry, threatened, which, in any case, could reasonably be expected to result in a Material Adverse Change with respect to any COAF Company.

         (f) Valid and Binding Obligations. The Notes, when executed, authenticated and issued in accordance with the Indenture and the Transaction Documents (other than the Notes), when executed and delivered by each COAF Company party thereto, will constitute the legal, valid and binding obligations of the Issuer and the applicable COAF Company or COAF Companies, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws.

         (g) Financial Statements. The Servicer and the Transferor hereby represent and warrant that (i) the Financial Statements of Capital One Financial Corporation, copies of which have been furnished to the Note Insurer, (A) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (B) present fairly the financial condition and results of operations of COAF as of the dates and for the periods indicated and (C) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments); (ii) since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of COAF; and (iii) except as disclosed in the Financial Statements, COAF is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of COAF.

         (h) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by any COAF Company in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to any COAF Company.

         (i) Taxes. Each COAF Company and each COAF Company's parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to any COAF Company.

         (j) Accuracy of Information. Neither the Transaction Documents nor other information relating to the Receivables or related assets, the operations of any COAF Company (including servicing or origination of loans) or the financial condition of any COAF Company (collectively, the "Documents"), as amended, supplemented or superseded, furnished to the Note Insurer by any COAF Company contain any statement of a material fact by any COAF Company which was untrue or misleading in any material adverse respect when made. No COAF Company has any knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to any COAF Company. Since the furnishing of the Documents, there has been no change nor any development or event involving a prospective change known to any COAF Company that would render any of the Documents untrue or misleading in a material respect.

         (k) Compliance With Securities Laws. The offer and sale of the Notes comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limitation of the foregoing, the Prospectus does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the information in the Prospectus set forth under the heading "THE NOTE GUARANTY INSURANCE POLICY AND THE NOTE INSURER" or the consolidated financial statements of the Note Insurer incorporated by reference in the Prospectus. Neither the offer nor the sale of the Notes has been or will be in violation of the Securities Act or any other federal or state securities laws. Neither the Issuer nor the Seller is required to be registered as an "investment company" under the Investment Company Act.

         (l) Transaction Documents. Each of the representations and warranties of each COAF Company contained in the Transaction Documents is true and correct in all material respects, and each COAF Company hereby makes each such representation and warranty to, and for the benefit of, the Note Insurer as if the same were set forth in full herein, provided that the remedy for any breach of this paragraph shall be limited to the remedies specified in the related Transaction Document.

         (m) Solvency. Each COAF Company is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, no COAF Company will be left with an unreasonably small amount of capital with which to engage in its business, nor does any COAF Company intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. No COAF Company contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of any COAF Company or any of their assets.

         (n) Organizational Documents. Each COAF Company is in full compliance with its organizational documents, including without limitation and as applicable, each COAF Company's articles of incorporation, bylaws, certificate of formation or limited liability company agreement.

         (o) Corporate Organization.

             (i) COAF is a corporation organized under the laws of the State of Texas. "Capital One Auto Finance, Inc." is the correct legal name of COAF indicated on the public records of COAF's jurisdiction of organization which shows COAF to be organized.

             (ii) The Seller is a limited liability company organized under the laws of the State of Delaware. "Capital One Auto Receivables, LLC" is the correct legal name of the Seller indicated on the public records of the Seller's jurisdiction of organization which shows the Seller to be organized.

       Section 2.02. Affirmative Covenants of the COAF Companies. The COAF Companies hereby agree that during the Term of the Insurance Agreement, unless the Note Insurer shall otherwise expressly consent in writing:

         (a) Compliance With Agreements and Applicable Laws. The COAF Companies shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to each such party. No COAF Company shall agree to any amendment to or modification of the terms of any Transaction Documents or its respective organizational documents (including without limitation and as applicable its articles of incorporation, partnership agreement, bylaws, certificate of formation and limited liability company agreement) unless the Note Insurer shall have otherwise consented.

         (b) Corporate Existence. Each COAF Company, its successors and assigns, shall maintain its corporate or other existence and shall at all times continue to be duly organized under the laws of its respective jurisdiction of incorporation or formation and duly qualified and duly authorized (as described in subsections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate of incorporation and bylaws or other formation documents.

         (c) The Servicer To Provide Financial Statements; Accountants' Reports; Other Information. The Servicer shall keep or cause to be kept in reasonable detail books and records of account of COAF's, and its consolidated subsidiaries', assets and business, including, but not limited to, books and records relating to the Transaction. The Servicer shall furnish or cause to be furnished to the Note Insurer:

               (i) Financial Statements. All reports, Financial Statements, Officer's certificates and reviews required to be furnished under
          Section 2.11 of the Servicing Agreement and Section 5.14 of the Indenture, including quarterly unaudited financial statements of Capital One Financial Corporation and its consolidated subsidiaries and audited annual financial statements of Capital One Financial Corporation and its consolidated subsidiaries.

               (ii) Initial and Continuing Reports. On or before the Closing Date, the Servicer will provide the Note Insurer a copy of the electronic file or other such medium as may be acceptable to the Note Issuer to be delivered to the Indenture Trustee setting forth, as to each Receivable, the information required on the Schedule of Receivables. Thereafter, the Servicer shall deliver to the Indenture Trustee and direct the Indenture Trustee to deliver to the Note Insurer the report required by Section 2.02(d) of the Servicing Agreement.

               (iii) Certain Information. Upon the reasonable request of the
          Note Insurer, the Servicer shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which any COAF Company files with, or delivers to, the Commission or any national securities exchange.

               (iv) Other Information. Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Servicer pursuant to the terms of the Servicing Agreement and, promptly upon request, such other data or reports relating to the Transaction as the Note Insurer may reasonably request. The Servicer shall provide the Note Insurer a copy of any material amendment to the Collection Policy (as defined in the Indenture) prior to adoption.

          The Note Insurer agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Servicer pursuant to this subSection 2.02(c) to the extent provided in subSection 2.02(e) hereof.

          (d) Access to Records; Discussions With Officers and Accountants. On an annual basis, or as often as the Note Insurer deems appropriate upon the occurrence of a Material Adverse Change or an Insurance Agreement Event of Default, each COAF Company shall, upon the reasonable request of the Note Insurer, permit the Note Insurer or its authorized agents:

                    (i) to inspect its books and records as they may relate to the Class A Notes, the obligations of such party under the Transaction Documents, and the Transaction;

                    (ii) to discuss the affairs, finances and accounts of each COAF Company with the chief operating officer and the chief financial officer of such COAF Company, as the case may be; and

                    (iii) with any COAF Company's consent, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of such COAF Company with such company's independent accountants, provided that an officer of such COAF Company shall have the right to be present during such discussions; provided, however that upon the occurrence of a Material Adverse Change or an Insurance Agreement Event of Default, no such consent of the COAF Companies will be required but the Note Insurer will provide reasonable notice to such COAF Company prior to such discussions and such discussions may not create an undue burden on such COAF Company's or the accountants' business.

               Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of such COAF Company. The books and records of each COAF Company will be maintained at the address of such COAF Company designated herein for receipt of notices, unless the Servicer shall otherwise advise the parties hereto in writing.

               (e)  [Reserved]

               (f) Notice of Material Events. Each COAF Company shall be obligated (which obligation shall be satisfied as to each if performed by any of them) promptly to inform the Note Insurer in writing of the occurrence of any of the following to the extent any of the following relate to it:

                    (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule-making or disciplinary proceeding by or against any COAF Company that (A) could be required to be disclosed to the Commission or to any COAF Company's shareholders or (B) could result in a Material Adverse Change with respect to any COAF Company, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to any COAF Company;

                    (ii) any change in the location of any COAF Company's principal offices, jurisdiction of organization, legal name as indicated on the public records of any COAF Company's jurisdiction of organization which shows any COAF Company to be organized, or any change in the location of any COAF Company's books and records;

                    (iii) the occurrence of any Default, Event of Default, Event of Default under the Indenture; Event of Servicing Default or of any Material Adverse Change;

                    (iv) the commencement of any proceedings by or against any COAF Company under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for any COAF Company or any of its assets; or

                    (v) the receipt of notice that (A) any COAF Company is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of any COAF Company's business is to be, or may be suspended or revoked, or (C) any COAF Company is to cease and desist any practice, procedure or policy employed by any COAF Company in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to any COAF Company.

               (g) Financing Statements and Further Assurances. The Servicer will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Indenture Trustee in the Trust Property. Each COAF Company shall, upon the request of the Note Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, each of the COAF Companies agrees to cooperate with S&P, Fitch, and Moody's in connection with any review of the Transaction that may be undertaken by S&P, Fitch, and Moody's after the date hereof.

               (h) Maintenance of Licenses. Each COAF Company or any successors thereof shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

               (i) Redemption of Class A Notes. The Servicer shall instruct the Indenture Trustee, upon redemption of the Class A Notes pursuant to the Transaction Documents, to furnish to the Note Insurer a notice of such redemption and, upon a redemption or other payment of all of the Class A Notes to surrender the Policies to the Note Insurer for cancellation.

               (j) Disclosure Document. Each Prospectus delivered with respect to the Notes shall clearly disclose that the Note Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

          (k) Third-party Beneficiary. Each COAF Company agrees that the Note Insurer shall have all rights of a third-party beneficiary in respect of each Transaction Document (other than the Underwriting Agreement) and hereby incorporates and restates their representations, warranties and covenants as set forth therein for the benefit of the Note Insurer.

          (l) Amendments. The Servicer will provide the Note Insurer with written notice of any change or amendment to any Transaction Document as currently in effect.

          (m) Maintenance of Trust Property. On or before each April 1, beginning in 2004, so long as any of the Notes are outstanding, the Servicer shall furnish to the Note Insurer and the Indenture Trustee an officers' certificate either stating that such action has been taken with respect to the recording, filing, rerecording and refiling of any financing statements and continuation statements as is necessary to maintain the interest of the Indenture Trustee created by the Indenture with respect to the Trust Property and reciting the details of such action or stating that no such action is necessary to maintain such interests. Such officers' certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Indenture Trustee in the Trust Property until the date such next officers' certificate is due. The Servicer will use its best efforts to cause any necessary recordings or filings to be made with respect to the Trust Property.

          (n) Closing Documents. The Servicer shall provide or cause to be provided to the Note Insurer an executed original copy of each document executed in connection with the Transaction within 30 days after the date of closing.

          (o) [Reserved]

          (p) Corporate Formalities. The Seller shall have annual shareholder meetings or meetings of members, as applicable, and at least annual board of directors meetings as applicable, provided, however, that the members or the board of directors may act by unanimous written consent in lieu of such meetings. The Seller shall deliver minutes of such annual meetings, or written records of any such actions taken by unanimous written consent, to the Note Insurer upon the Note Insurer's request. The Seller shall observe all corporate or other formalities necessary to preserve its status as a separate legal entity. Furthermore, the Seller will at all times operate its business in accordance with the provisions of its organizational documents and operating agreement relating to bankruptcy remoteness and otherwise in material compliance with its organizational documents and operating agreement. The Seller shall prepare income and franchise tax returns as required by law and shall deliver copies of such tax returns to the Note Insurer upon the Note Insurer's request.

         Section 2.03. Negative Covenants of the COAF Companies. Each COAF Company hereby agrees that during the Term of the Insurance Agreement, unless the Note Insurer shall otherwise expressly consent in writing:

           (a) Impairment of Rights. No COAF Company shall take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (b) of the definition of Material Adverse Change with respect to any COAF Company, or may interfere with the enforcement of any rights of the Note Insurer under or with respect to the Transaction Documents. Each COAF Company shall give the Note Insurer written notice of any such action or failure to act on the earlier of (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. Each COAF Company shall furnish to the Note Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

           (b) Adverse Selection Procedure. No COAF Company will use any adverse selection procedure in selecting Receivables to be transferred to the Issuer.

           (c) Waiver, Amendments, Etc. Except in accordance with the Transaction Documents, no COAF Company shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of the Transaction Documents without the consent of the Note Insurer.

           (d) Receivables; Policies. Except as otherwise permitted in the Servicing Agreement, none of the Servicer or any COAF Company shall alter or amend any Receivable, its credit policies, its collection policies or its charge-off policies in a manner that materially adversely affects the
     Note Insurer unless the Note Insurer shall have previously given its consent, which consent shall not be unreasonably withheld.

           (e) Transaction Documents. No COAF Company will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of each COAF Company, as applicable.

         Section 2.04.  Representation and Covenants of Indenture Trustee.

           (a) Representations and Warranties. As of the Date of Issuance, each of the representations and warranties of the Indenture Trustee set forth in the Transaction Documents are true and correct in all material respects, and the Indenture Trustee makes each such representation and warranty to, and for the benefit of, the Note Insurer as if the same were set forth in full herein.

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

           (b) Compliance and Amendments. The Indenture Trustee shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party, and the Indenture Trustee shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which both the Indenture Trustee and the Note Insurer are parties unless the Note Insurer shall otherwise consent, provided that such consent shall not be required if a Note Insurer Default has occurred and is continuing.

         Section 2.05. Representations, Warranties and Covenants of the Issuer. The Issuer hereby represents and warrants as follows:

               (i) Representations and Warranties. As of the Date of Issuance, each of the representations and warranties of the Issuer set forth in the Transaction Documents is true and correct in all material respects and the Issuer makes each such representation and warranty to, and for the benefit of, the Note Insurer as if the same were set forth in full herein.

               (ii) Compliance and Amendments. The Issuer shall comply in all material respects with the terms and conditions of the Transaction Documents it is a party and, except in accordance with the Transaction Documents, the Issuer shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Note Insurer shall otherwise give its prior written consent.

               (iii) Principal Place of Business. The principal place of business of the Issuer is located in Wilmington, Delaware.

               (iv) Covenant to Pay Interest. On each Payment Date, the Issuer shall pay or cause to be paid to the applicable Class of Class A Noteholders, interest in an amount equal to the Class A-1 Note Interest, Class A-2 Note Interest, Class A-3-A Note Interest, Class A-3-B Note Interest, Class A-4-A Note Interest and Class A-4-B Note Interest, as the case may be.

         Section 2.06.  Representations and Warranties of Ambac.

           The Note Insurer represents, warrants and agrees as follows as of the Closing Date:

           (a) Organization and Licensing. Ambac is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

           (b) Corporate Power. The Note Insurer has the corporate power and authority to issue the Policy and execute and deliver this Insurance Agreement and to perform all of its obligations thereunder and hereunder.

           (c) Authorization; Approvals. All proceedings legally required for the execution, delivery and performance of the Policy and this Insurance Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of the Note Insurer's Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Policy and this Insurance Agreement have been obtained or are not material to the enforceability of the Policy and this Insurance Agreement.

           (d) Enforceability. The Policy, when issued, will constitute, and this Insurance Agreement constitutes, legal, valid and binding obligations of the Note Insurer, enforceable in accordance with their respective terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

           (e) No Conflict. The execution by the Note Insurer of the Policy and this Insurance Agreement will not, and the performance of the provisions thereof and hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation or By Laws of the Note Insurer, or any restriction contained in any contract, agreement or instrument to which the Note Insurer is a party or by which it is bound; constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Policy or this Insurance Agreement.

           (f) Exempt from Registration. The Policy, when issued, will be exempt from registration under the Securities Act.

           (g) Ambac Information. The Note Insurer Information is true and correct in all material respects and does not contain any untrue statement of a material fact.

         Section 2.07. Covenant of Note Insurer. The Note Insurer hereby covenants as follows:

           Confidentiality. The Note Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Note Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Note Insurer is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information of which it becomes aware through such inspections or discussions, the Note Insurer will promptly notify the Transferor or the Servicer of such request(s) so that the Transferor or the Servicer may seek an appropriate protective order and/or waive the Note Insurer's compliance with the provisions of this Insurance Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Note Insurer is, nonetheless, in the opinion of its counsel, compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure or significant penalty, the Note Insurer may disclose such information to such tribunal that the Note Insurer is compelled to disclose, provided that a copy of all information disclosed is provided to the Transferor or the Servicer, as the case maybe, promptly upon such disclosure, so long as the Note Insurer is not prohibited from providing notice to the Transferor or Servicer by such tribunal.

                                      III

                           THE POLICIES; REIMBURSEMENT

         Section 3.01. Issuance of the Policies. The Note Insurer agrees to issue the Policies on the Closing Date subject to satisfaction of the conditions precedent set forth below:

           (a) Payment of Initial Premium and Expenses. The Note Insurer shall have been paid, by the Servicer, that portion of a nonrefundable Premium payable on the Date of Issuance and the Servicer shall agree to reimburse or pay directly other fees and expenses identified in Section 3.02 hereof as payable, and the Note Insurer shall have received a fully executed copy of the Fee Letter.

           (b) Transaction Documents. The Note Insurer shall have received a copy of each of the Transaction Documents, in form and substance satisfactory to the Note Insurer, duly authorized, executed and delivered by each party thereto.

           (c) Certified Documents and Resolutions. The Note Insurer shall have received a copy of (i) the certificate of incorporation, limited liability company agreement and bylaws or other organizational documents, as applicable, of each COAF Company and (ii) the resolutions of each COAF Company's Board of Directors or members or a committee thereof, as applicable, authorizing the issuance of the Notes and the execution, delivery and performance by each COAF Company of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of each COAF Company (which certificate shall state that such certificate of incorporation, bylaws and resolutions or other organizational documents are in full force and effect without modification on the Date of Issuance).

           (d) Incumbency Certificate. The Note Insurer shall have received a certificate of the Secretary or an Assistant Secretary of each COAF Company certifying the names and signatures of the officers of such COAF Company authorized to execute and deliver the Transaction Documents and that shareholder, partner or member (as applicable) consent to the execution and delivery of such documents is not necessary.

           (e) Representations and Warranties; Certificate. The representations and warranties of each COAF Company set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance, and the Note Insurer shall have received a certificate of appropriate officers of each COAF Company to that effect.

           (f) Opinions of Counsel.

               (i) In-house counsel for COAF shall have issued its favorable opinion, in form and substance acceptable to the Note Insurer and its counsel, regarding the corporate existence and authority of COAF, in its capacity as Transferor and as Servicer.

               (ii) The law firm of Richards, Layton & Finger shall have issued its favorable opinion, in form and substance acceptable to the Note Insurer and its counsel, regarding the corporate existence and authority of the Seller.

               (iii) The law firm of Richards, Layton & Finger shall have issued its favorable opinion, in form and substance acceptable to the Note Insurer and its counsel, regarding the corporate existence and authority of the Issuer.

               (iv) The law firm of Mayer, Brown, Rowe & Maw shall have furnished its favorable opinion in form and substance acceptable to the Note Insurer and its counsel, regarding the validity and enforceability of the Transaction Documents against COAF, in its capacity as Transferor and as Servicer.

               (v) The law firm of Mayer, Brown, Rowe & Maw shall have furnished its favorable opinion in form and substance acceptable to the Note Insurer and its counsel, regarding the validity and enforceability of the Transaction Documents against the Seller and the Issuer.

               (vi) The law firm of Mayer, Brown, Rowe & Maw shall have furnished its opinions, in form and substance acceptable to the Note Insurer and its counsel, regarding the transfer of the Trust Property, certain bankruptcy and non-consolidation issues, security interest issues and the tax treatment of the Class A Notes under federal tax laws.

               (vii) The Note Insurer shall have received such other opinions of counsel, in form and substance acceptable to the Note Insurer and its counsel, addressing such other matters as the Note Insurer may reasonably request.

     (g) Approvals, Etc. The Note Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including, without limitation, any required approval of the shareholders of any COAF Company, required in connection with the Transaction.

     (h) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

     (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

     (j) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriters' obligation to purchase the Class A Notes shall have been satisfied.

     (k) Issuance of Ratings. The Note Insurer shall have received confirmation that the risk secured by the Note Policy constitutes an investment-grade risk, that the Class A-1 Notes when issued will be rated "A-1+" by S&P, "F-1" by Fitch, and "Prime 1" by Moody's and that the Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes and Class A-4-B Notes, when issued, will be rated "AAA" by S&P, and "Aaa" by Moody's.

     (l)   No Default. No Default or Event of Default shall have occurred.

     (m) Additional Items. The Note Insurer shall have received such other documents, instruments, approvals or opinions requested by the Note Insurer as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Note Insurer that the conditions precedent, if any, in the Transaction Documents have been satisfied.

     (n) Underwriting Agreement. The Note Insurer shall have received copies of each of the documents, and specifically be entitled to rely on each of the documents, required to be delivered to the Underwriters pursuant to the Underwriting Agreement.

     (o) Conform to Documents. The Note Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Class A Notes conform to the terms of the Transaction Documents.

     (p) Perfection of Security Interest. All actions required to be taken to perfect the security interest of the Issuer and the Indenture Trustee in the Trust Property shall have been performed.

   Section 3.02. Payment of Fees and Premium.

     (a) Legal and Accounting Fees. The Servicer shall pay or cause to be paid, on the Date of Issuance, legal fees and disbursements incurred by the Note Insurer in connection with the issuance of the Policies in accordance with the terms of the Fee Letter. Any fees of the Note Insurer's auditors payable in respect of any amendment or supplement to the Prospectus or any other Prospectus incurred after the Date of Issuance shall be paid by the Servicer on demand.

     (b) Rating Agency Fees. The Servicer shall promptly pay the initial fees of the Rating Agencies with respect to the Class A Notes and the transactions contemplated hereby following receipt of a statement with respect thereto, and shall pay or cause to be paid any subsequent fees of the Rating Agencies with respect to, and directly allocable to, the Class A Notes. The Note Insurer shall not be responsible for any fees or expenses of the Rating Agencies. The fees for any other rating agency shall be paid by the party requesting such other rating agency's rating.

     (c) Premium. In consideration of the issuance by the Note Insurer of the Policies, the Note Insurer shall be entitled to receive the Premium as and when due in accordance with the terms of the Fee Letter (i) in the case of Premium due on or before the Date of Issuance, directly from the Servicer and (ii) in the case of Premium due after the Date of Issuance, pursuant to the Indenture. The Premium paid hereunder or under the Indenture shall be nonrefundable without regard to whether the Note Insurer makes any payment under the Policies or any other circumstances relating to the Class A Notes or provision being made for payment of the Class A Notes prior to maturity. The Servicer or the Indenture Trustee, as the case may be, shall make all payments of Premium to be made by them by wire transfer to an account designated from time to time by the Note Insurer by written notice to the Servicer or the Indenture Trustee, respectively.

   Section 3.03. Reimbursement and Additional Payment Obligation.

     (a) In accordance with the priorities established in Section 5.05(c) of the Indenture, the Note Insurer shall be entitled to (i) reimbursement for any payment made by the Note Insurer under the Policies, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Note Policy) or Demand for Payment (as defined in the Swap Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate and (ii) payment or reimbursement of any other amounts owed to the Note Insurer under this Agreement together with interest thereon at a rate equal to the Late Payment Rate.

     (b) The Servicer agrees to pay to the Note Insurer as follows: anything in Section 3.03(a) to the contrary notwithstanding, the Note Insurer shall be entitled to reimbursement from the Servicer (i) for payments made under the Policies arising as a result of the failure by any COAF Company to repurchase any Receivable required to be repurchased pursuant to Section 2.15 of the Indenture, Section 7.02 of the Transfer and Assignment Agreement and Section
7.02 of the Contribution Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) for payments made under the Policies, arising as a result of the Servicer's failure to deposit into the Collection Account any amount required to be so deposited pursuant to any Transaction Document, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

     (c) The Servicer and the Issuer agree to pay to the Note Insurer as follows: any and all charges, fees, costs and expenses that the Note Insurer may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) any accounts established to facilitate payments under the Policies to the extent the Note Insurer has not been immediately reimbursed on the date that any amount is paid by the Note Insurer under the Policies, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including, without limitation, instituting, defending, monitoring or participating in any litigation or proceeding (including, without limitation, any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction,
(iii) any action, proceeding or investigation affecting the Issuer, the Trust Property or the rights or obligations of the Note Insurer under the Policies or the Transaction Documents, including (without limitation) any judgment or settlement entered into affecting the Note Insurer or the Note Insurer's interests, (iv) any consent, amendment, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed or
(v) preparation of bound volumes of the Transaction Documents; costs and expenses shall include a reasonable allocation of compensation and overhead attributable to the time of employees of the Note Insurer spent in connection with the actions described in clause (ii) above ("Reimbursable Amounts"). Reimbursable Amounts due to the Note Insurer shall bear interest at a rate equal to the Late Payment Rate. In the event that the

Servicer fails to pay to the Note Insurer any Reimbursable Amounts, the Note Insurer shall be entitled to reimbursement of such amount together with interest thereon from Section 5.05 of the Indenture. In addition, the Note Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver, consent or amendment proposed in respect of any of the Transaction Documents.

     (d) Servicer agrees to pay to the Note Insurer as follows: interest on any and all amounts described in subclauses (b), (c) and (e) of this Section
3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02 from the date due until payment thereof in full, in each case, payable to the Note Insurer at the Late Payment Rate per annum.

     (e) The Servicer agrees to pay to the Note Insurer as follows: any payments made by the Note Insurer on behalf of, or advanced to, the Servicer or the Transferor, respectively, including, without limitation, any amounts payable by the Servicer or Transferor pursuant to the Notes or any other Transaction Documents.

     (f)   [Reserved]

     (g) All such amounts are to be immediately due and payable without demand.

     (h) Notwithstanding any other provisions of this Agreement, none of the terms and provisions of this Agreement shall ever be construed to create a contract to pay to the Note Insurer for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by the Note Insurer to any of the COAF Companies under applicable state or federal law from time to time in effect, and none of the COAF Companies shall ever be required to pay interest in excess of such maximum amount. If, for any reason, interest is paid hereunder in excess of such maximum amount, then promptly upon any determination that such excess has been paid the Note Insurer will, at its option, either refund such excess to the payor thereof or apply such excess to the principal owing by such payor hereunder.

   Section 3.04. Indemnification; Limitation of Liability.

     (a) In addition to any and all rights of indemnification or any other rights of the Note Insurer pursuant hereto or under law or equity, the Servicer, the Issuer and the Transferor and any successor thereto agree to pay, and to protect, indemnify and save harmless, the Note Insurer and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Note Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act (the "Ambac Indemnified Parties") from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Ambac Indemnified Parties (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

           (i) to the extent not covered by the Indemnification Agreement any act or omission of any COAF Company in connection with the offering, issuance, sale or delivery of the Notes other than by reason of false or misleading Note Insurer Information;

           (ii) any untrue statement or alleged untrue statement of a material fact contained in any of the Capital One Information or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (iii) the misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of any COAF Company;

           (iv) the violation by any COAF Company of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Notes or the transactions contemplated by the Transaction Documents;

           (v) the violation by any COAF Company of any federal or state laws, rules or regulations relating to the Transaction or the origination of the Receivables, including, without limitation, any consumer protection, lending and disclosure laws or any laws with respect to the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Receivables;

           (vi) the breach by the Servicer, the Issuer or the Transferor of any of its obligations under this Insurance Agreement or any of the other Transaction Documents;

           (vii) the breach by the Servicer, the Issuer or the Transferor of any representation or warranty on the part of the Servicer, the Issuer or the Transferor contained in this Insurance Agreement or any of the other Transaction Documents or in any certificate or report furnished or delivered to the Note Insurer thereunder; and

           (viii) any claim, counterclaim, rescission, setoff or defense asserted by an obligor relating to the goods and services provided in connection with any Receivable or Financed Vehicle.

          This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

          (b) In addition to any and all rights of indemnification or any other rights of the Servicer, the Issuer and the Transferor pursuant hereto or under law or equity, the Note Insurer agrees to pay, and to protect, indemnify and save harmless, the Servicer, the Issuer and the Transferor and their respective officers, directors, shareholders, employees, agents and each person, if any, who controls the Servicer, the Issuer or the Transferor within the meaning of either Section 15 of the Securities Act or
     Section 20 of the Securities Exchange Act (the "Capital One Indemnified Parties") from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Capital One Indemnified Parties (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

               (i) any untrue statement or alleged untrue statement of a material fact contained in any of the Note Insurer Information or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

               (ii) a breach of any of the representations, warranties or agreements of Ambac contained in Section 2.06 hereof.

          (c) Any party which proposes to assert the right to be indemnified under this Section 3.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the indemnifying party under this Section 3.04(c), notify the indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by the indemnifying party in accordance with the terms of this subsection (c), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such indemnified party has been authorized by the indemnifying party. The indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

          Section 3.05. Payment Procedure. In the event of any payment by the
Note Insurer, the Indenture Trustee and the Servicer agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Note Insurer. All payments to be made to the
Note Insurer under this Insurance Agreement shall be made to the Note Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Note Insurer as specified in the Indenture on the date when due or as the Note Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Note Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Note Insurer under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

          Section 3.06. Subrogation. The parties hereto acknowledge that, to the extent of any payment made by the Note Insurer pursuant to the Policies, the
Note Insurer shall be fully subrogated to the extent of such payment plus interest thereon at the Late Payment Rate, to the rights of the Noteholders to any moneys paid or payable in respect of the Notes under the Transaction Documents or otherwise subject to applicable law. The parties hereto agree to such subrogation and further agree to execute such instruments and to take such actions as, in the sole and reasonable judgment of the Note Insurer, are necessary to evidence such subrogation and to perfect the rights of the Note Insurer to receive any such moneys paid or payable in respect of the Notes, under the Transaction Documents or otherwise.

          Section 3.07. Reimbursement. The parties hereto acknowledge that, to the extent of any payment made by the Note Insurer pursuant to the Policies, the
Note Insurer has the right to be reimbursed such amounts plus interest thereon at the Late Payment Rate, all in accordance with Section 5.05(c) of the Indenture and in accordance with the priorities set forth therein for reimbursement of the Note Insurer.

                                       IV

                               FURTHER AGREEMENTS

          Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Note Insurer is no longer subject to a claim under the Policies and the Policies shall have been surrendered to the Note Insurer for cancellation and (b) all amounts payable to the Note Insurer by any COAF Company or from any other source under the Transaction Documents and all amounts payable under the Class

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

A Notes have been paid in full; provided, however, that the provisions of Sections 3.03 and 3.04 hereof shall survive any termination of this Insurance Agreement.

        Section 4.02. Further Assurances and Corrective Instruments.

          (a) Excepting at such times as a default in payment under the Policies shall exist or shall have occurred, none of the COAF Companies or the Indenture Trustee shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Note Insurer, and any such waiver without the written consent of the Note Insurer shall be null and void and of no force or effect.

          (b) To the extent permitted by law, the COAF Companies agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Note Insurer may request and as may be required in the Note Insurer's judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

        Section 4.03. Obligations Absolute.

          (a) The obligations of the COAF Companies hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

               (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver, with respect to any of the Transaction Documents, the Class A Notes or either Policy;

               (ii)  any exchange or release of any other obligations hereunder;

               (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that any of the COAF Companies may have at any time against the Note Insurer or any other Person;

               (iv) any document presented in connection with the Policies proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) any payment by the Note Insurer under the Policies against presentation of a certificate or other document that does not strictly comply with terms of the Policies;

               (vi) any failure of any of the COAF Companies to receive the proceeds from the sale of the Notes; or

               (vii) any breach by any of the COAF Companies of any representation, warranty or covenant contained in any of the Transaction Documents.

          (b) Each of the COAF Companies and any and all others who are now or may become liable for all or part of the obligations of any of the COAF Companies under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest;
     (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to any of the COAF Companies; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof;
     (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Note Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and
     (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

          (c) Nothing herein shall be construed as prohibiting any COAF Company from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

        Section 4.04. Assignments; Reinsurance; Third-party Rights.

          (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No COAF Company may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Note Insurer.

          (b) The Note Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policies upon such terms and conditions as the Note Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Note Insurer of any of its obligations hereunder or under the Policies.

          (c) In addition, the Note Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Note Insurer in connection therewith any rights of the Note Insurer under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Note Insurer, or in which the Note Insurer has a security interest, in connection with the Transaction.

          (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Owner, other than the Note Insurer against any COAF Company, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Indenture Trustee, the Issuer nor any Owner shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any other amounts paid by any COAF Company pursuant to Section 3.02, 3.03 or 3.04 hereof.

        Section 4.05. Liability of the Note Insurer. Neither the Note Insurer nor any of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Policies by the Indenture Trustee, or the Swap Provider, as applicable, or for any acts or omissions of the Indenture Trustee in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Note Insurer in connection with any claim under the Policies, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Note Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the
Note Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

        Section 4.06. No Proceedings. So long as this Insurance Agreement is in effect, and for one year and one day following its termination, each party hereto agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Seller or the Issuer. The parties hereto agree that this Section
4.06 shall survive termination of this Insurance Agreement.

        Section 4.07. Parties To Join in Enforcement Action.

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

       (a) To the extent necessary to enforce any right of the Note Insurer in or remedy of the Note Insurer under any Receivable or related asset, the Indenture Trustee, the Issuer and each COAF Company agree to join in any action initiated by the Indenture Trustee or the Note Insurer for the protection of such right or exercise of such remedy.

       (b) In the event of any court proceeding (x) with respect to which a COAF Company is a party (including, without limitation, an insolvency or bankruptcy proceeding in respect of any COAF Company) which affects the Trust Property, the Policies or the obligations of the Note Insurer under the Transaction Documents, and (y) with respect to which such COAF Company fails to defend or answer, the
Note Insurer shall have the right to direct, assume or otherwise participate in the defense thereof. In such event, the Note Insurer shall, following written notice to the Indenture Trustee, have the exclusive-right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust Property. All costs and expenses of the Note Insurer in connection with such action, proceeding or investigation, (including, without limitation, any judgment or settlement entered into or paid by the Note Insurer), shall be included in the Reimbursement Obligations.

       (c) The Indenture Trustee shall cooperate with, and take such action as directed by, the Note Insurer, including (without limitation) entering into such agreements and settlements as the Note Insurer in its sole discretion shall direct with respect to such court proceeding. The Indenture Trustee shall not be liable to the Note Insurer for any such action that conforms to the direction of the Note Insurer. The Indenture Trustee's reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses) with respect to any such action shall be reimbursed pursuant to Section 5.05 of the Indenture; provided, however, that if such costs and expenses are not so reimbursed on the Payment Date immediately following the date incurred, then the Note Insurer shall reimburse the Indenture Trustee for such costs and expenses within 60 days of such nonpayment.

       (d) The Indenture Trustee hereby agrees to provide to the Note Insurer prompt written notice of any action, proceeding or investigation that names the Owner Trustee or the Issuer as a party or that could adversely affect the Trust Property or the rights or obligations of the Note Insurer hereunder or under the Policies or the other Transaction Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Transferor, the Depositor or any affiliate thereof.

       (e) Notwithstanding anything contained herein or in any of the other Transaction Documents to the contrary, the Indenture Trustee shall not, without the Note Insurer's prior written consent or unless directed by the Note Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Owner Trustee, the Issuer or the Trust Property or the rights or obligations of the Note Insurer hereunder or under the Policies or the other Transaction Documents.

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

                                       V
                               DEFAULTS; REMEDIES

              Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Event of Default hereunder:

              (a) An Insurance Agreement Event of Default shall occur and be continuing;

              (b) (i) Any COAF Company shall fail to pay when due any amount payable by such COAF Company hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that any of the Transaction Documents are not valid and binding on any COAF Company;

              (c) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any COAF Company and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

              (d) Any COAF Company shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to any COAF Company or of or relating to all or substantially all of the property of any of them; or

              (e) Any COAF Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

              Section 5.02. Remedies; No Remedy Exclusive.

              (a) Upon the occurrence of an Event of Default, the Note Insurer may exercise any one or more of the rights and remedies set forth below:

                  (i) declare all indebtedness of every type or description then owed by any COAF Company to the Note Insurer pursuant to the Transaction Documents to be immediately due and payable, and the same shall thereupon be immediately due and payable provided, however, that any such payment by the Seller or the Issuer shall be paid in accordance with Section 5.05(c) of the Indenture and, to the extent additional funds are available, as set forth in Section 14.20 of the Indenture;

                  (ii) exercise any rights and remedies under the Transaction
              Documents in accordance with the terms of the Transaction Documents or direct the Indenture Trustee to exercise such remedies in accordance with the terms of the Transaction Documents; or

                  (iii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under this Insurance Agreement or the Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of any COAF Company under this Insurance Agreement or the Transaction Documents.

              (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement or the Transaction Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Note Insurer to exercise any remedy reserved to the Note Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article.

              (c) Each party to this Insurance Agreement hereby agrees that, in addition to any other rights or remedies existing in its favor, it shall be entitled to specific performance and/or injunctive relief in order to enforce any of its rights or any obligation owed to it under the Transaction Documents.

              Section 5.03. Waivers.

              (a) No failure by the Note Insurer to exercise, and no delay by the Note Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Note Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Note Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

              (b) The Note Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Note Insurer and delivered to the Servicer. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                       VI

                                  MISCELLANEOUS

              Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. The Servicer agrees to promptly provide a copy of any amendment to this Insurance Agreement to the Indenture Trustee and the Rating Agencies. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

              Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

              (a)    To the Note Insurer:

                     Ambac Assurance Corporation
                     One State Street Plaza
                     New York, New York 10004
                     Attention:    Structured Finance Department- ABS
                     Facsimile:    (212) 208-3547
                     Confirmation: (212) 668-0340
                     Michael Babick
                     Vice President
                     Telephone: (212) 208-3407
                     Facsimile: (212) 363-1459

              (b)    To the Servicer:

                     Capital One Auto Finance, Inc.
                     1680 Capital One Drive
                     McLean, Virginia 22102
                     Attention: Director of Securitization
                     Facsimile: (703) 720-2121
                     Confirmation: (703)-720-1000

                     With a copy to Legal Department
                     Facsimile: (703) 720-2121
                     Confirmation: (703) 875-1000

              (c)    To the Transferor:

                     Capital One Auto Finance, Inc.
                     1680 Capital One Drive
                     McLean, Virginia 22102
                     Attention: Director of Securitization
                     Facsimile: (703) 720-2121
                     Confirmation: (703)-720-1000

                     With a copy to Legal Department
                     Facsimile: (703) 720-2121
                     Confirmation: (703)-720-1000

              (d)    To the Seller:

                     Capital One Auto Receivables, LLC
                     1680 Capital One Drive
                     McLean, Virginia 22102
                     Attention: Director of Securitization
                     Facsimile: (703) 720-2121
                     Confirmation: (703)-720-1000

                     With a copy to Legal Department
                     Facsimile: (703) 720-2121
                     Confirmation: (703)-720-1000

              (e)    To the Indenture Trustee:

                     JPMorgan Chase Bank
                     4 New York Plaza, 6th Floor
                     New York, New York 10004-2413
                     Attention: Institutional Trust Services-Capital One Auto Finance 2003-A
                     Facsimile: (212) 623-5932
                     Confirmation: (212) 623-5379

              (f)    To the Issuer:

                     Capital One Auto Finance Trust 2003-A
                     c/o Wilmington Trust Company
                     Rodney Square North
                     North Market Street
                     Wilmington, DE 19890
                     Attention: Corporate Trust Administration-Capital
                                One Auto Finance Trust 2003-A
                     Facsimile: (302) 651-8653
                     Confirmation: (302) 651-8882

                  (g) To the Representative of the Underwriters:

                      Deutsche Bank Securities Inc.
                      M/S NYC60-1900
                      60 Wall Street, 19th Floor
                      New York, NY  10005
                      Attention:  Structured Products Group
                      Facsimile:  ________________
                      Confirmation:  _____________

                  A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

                Section 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

                Section 6.04. Governing Law. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                Section 6.05. Consent to Jurisdiction.

                  (a) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by taw, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

                  (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

                  (c) Nothing contained in this Insurance Agreement shall limit or affect the Note Insurer's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any COAF Company or its or their property in the courts of any jurisdiction.

                Section 6.06. Consent of the Note Insurer. In the event that the consent of the Note Insurer is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the
Note Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

                Section 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

                Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

                Section 6.09. Trial by Jury Waived. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

                Section 6.10. Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Notes or the Policies, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

                Section 6.11. Entire Agreement. This Insurance Agreement and the Policies set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

                Section 6.12. Limitation of Liability. It is expressly understood and agreed by and among the parties hereto (i) that this Insurance Agreement is executed and delivered by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Amended and Restated Trust Agreement dated as of June 3, 2003 with Capital One Auto Receivables, LLC (the "Trust Agreement") in the exercise of the power and authority conferred and vested in it as such Owner Trustee, (ii) each of the representations, undertakings and agreements made herein by the Issuer are not personal representations, undertakings and agreements of Wilmington Trust Company, but are binding only on the Issuer, (iii) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individual or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under any such party, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Insurance Agreement.

      [Remainder of page intentionally left blank; signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

                                 AMBAC ASSURANCE CORPORATION,
                                 as Note Insurer

                                 By Michael Babick
                                    --------------------------------------------
                                 Name:  Michael Babick
                                 Title: First Vice President

                                 CAPITAL ONE AUTO FINANCE, INC.,
                                 as Servicer and Transferor


                                 By: Jeffery A. Elswick
                                     -------------------------------------------
                                 Name:  Jeffery A. Elswick
                                 Title: Manager of Securitization


                                 CAPITAL ONE AUTO RECEIVABLES, LLC, as Seller


                                 By: Albert A. Ciafre
                                     -------------------------------------------
                                 Name:  Albert A. Ciafre
                                 Title: Assistant Vice President


                                 CAPITAL ONE AUTO FINANCE TRUST 2003-A

                                 By: WILMINGTON TRUST COMPANY, not in its
                                     individual capacity but solely in its
                                     capacity as Owner Trustee

                                 By: Anita E. Dallago
                                     -------------------------------------------
                                     Name:  Anita E. Dallago
                                     Title: Senior Financial Services Officer


Capital One Auto Finance Trust 2003-A
Insurance Agreement Signature Page

                                 JP MORGAN CHASE BANK,
                                 as Indenture Trustee


                                 By: Patricia M.F. Russo
                                     ---------------------------------------
                                 Name:  Patricia M.F. Russo
                                 Title: Vice President


Capital One Auto Finance Trust 2003-A
Insurance Agreement Signature Page